UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Nucor Corporation (the “Corporation”) today announced that a Houston, Texas jury returned a verdict on March 25, 2014 against the Corporation, along with five other co-defendants, in an antitrust lawsuit filed in the United States District Court for the Southern District of Texas. In the lawsuit, plaintiff MM Steel, LP claims the Corporation and the co-defendants engaged in a group boycott of MM Steel, LP. The jury returned a verdict of $52 million in damages against all defendants jointly and severally, which amount is subject to trebling under the federal antitrust laws. The portion of any judgment that Nucor may be required to pay is unknown at this time.

Nucor continues to believe that MM Steel, LP’s claims against the Corporation are meritless and that the Corporation acted entirely within its legal rights. Nucor will pursue all available post-trial motions and appeals to seek to have the verdict overturned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: March 31, 2014	By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and
Executive Vice President

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